January 12, 1998



                                  EXHIBIT 99.2

                   CONSENT OF JAMES M. DICKSON TO BEING NAMED

                       AS PROSPECTIVE INDEPENDENT TRUSTEE

                               OF THE REGISTRANT


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                                                     January 12, 1998


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

                  Re: Baron Capital Trust SB-2 Registration
                      Consent of Inclusion in Registration
                      Statement of Independent Trustee Reference
                      ------------------------------------------

Dear Sir or Madame:

     I hereby consent to the use of my name in the above-referenced matter and to all references to me included in or made a part of the Prospectus and Registration Statement for the sale of up to 2,500,000 shares of beneficial interest in the Trust.

                                                     Very truly yours,


                                                     /s/ Peter M. Dickson
                                                     ---------------------------
                                                     Peter M. Dickson